 Exhibit 99.1
pepco NEWS RELEASE	1900 Pennsylvan ia Avenue, N. W. Washington, D.C. 20068 24-Hour Media Phone (202) 872-2680 www.pepco.com NYSE: POM

For Immediate Release
December 22, 1999

     Maryland PSC Approves Pepco Power Plant Sale, Customer Choice Plan

          Potomac Electric Power Company (NYSE: POM) today welcomed the approval by the
Maryland Public Service Commission of the utility's plan to sell its power plants and usher in customer choice of electricity suppliers beginning July 1, 2000.
          John M. Derrick, Jr., Pepco's Chairman and Chief Executive Officer said, "The PSC decision removes the final obstacle to the opening of a competitive market for electricity. Next year, Pepco's
Maryland customers will be able to shop for the best combination of price and services from a number of new energy suppliers, and Pepco can pursue our new business strategy. We intend to focus on being an energy distribution company and through our family of subsidiaries, offer consumers other products and services."
          The District of Columbia PSC is also considering a comparable proposal to allow Pepco to sell its generating facilities. Derrick said he is hopeful the District PSC will act by Dec. 31, enabling the company to immediately begin an auction process.
          The company expects to complete the sale by year-end 2000 rather than by July 1, 2000 as previously projected. As a result of the timing difference, the company estimates that it will incur certain one-time charges in 2000 that would reduce utility earnings by 5 percent to 7 percent. The earnings reduction is due to a rate reduction and certain costs associated with the implementation of customer choice that will not be eliminated or offset in part until Pepco sells the generating assets.
The sale of the generating assets will provide the company the opportunity to share in the benefits of lower power procurement costs.
          Pepco hopes to recover all of its stranded costs from the proceeds of selling its generating facilities. These costs include the company's investments for power plants and other facilities that regulators had approved over the years as necessary to provide reliable electric service. Any costs not recovered from the proceeds of the sale could be recovered from customers in connection with the move to a competitive market.
          The PSC decision, however, provides for a 7 percent reduction in base electric rates for residential customers who remain with Pepco. The typical Pepco residential customer would save about $39 annually because of this reduction. Rates for non-residential customers will be reduced by
4 percent. Pepco's 434,000 residential Maryland customers may achieve even lower bills beyond the
7 percent reduction through:
               a sharing of any proceeds from the sale of the power plants;
               reduced costs by Pepco's subsequent purchase of power at lower-cost wholesale prices;
               and
               customers' opportunity to shop for lower-cost alternate energy suppliers.
          No matter which suppliers customers choose next year, Pepco will continue to deliver the electricity over its power lines, maintain them with a continued commitment to safety and reliability, and respond to outages and other emergencies. For customers who choose to remain with Pepco, rates will be capped for four years following the 7 percent reduction. The company will supply these customers with power purchased on the wholesale market.
          Under customer choice, state regulators will license qualified electricity suppliers and issue new rules to protect consumers. A Pepco subsidiary, Pepco Energy Services, will market electricity, natural gas and home energy products and services in the deregulated market throughout the state.
          Pepco serves 251,000 residential and 25,000 commercial customers in Montgomery County,
Md., and 183,000 residential and 20,000 commercial customers in Prince George's County, Md. The company serves a total of 220,000 customers in the District of Columbia.

                                                                                          ###

Information contained in this news release includes forward-looking statements within the meaning of the
Private Litigation Reform Act of 1995. This information should be considered in light of the risks inherent in the Company's business, as discussed in the company's public documents filed with the Securities and
Exchange Commission.